For additional information, contact:

Michael C. Burer
Chief Financial Officer
Pacific Office Properties Trust, Inc.
10188 Telesis Court, Ste 222
San Diego, CA 92121
(858) 882-9500

PACIFIC OFFICE PROPERTIES ANNOUNCES
FIRST QUARTER 2011 FINANCIAL RESULTS

San Diego, California – May 16, 2011 – Pacific Office Properties Trust, Inc. (NYSE Amex: PCE), a West Coast office real estate investment trust (REIT), today announced its financial results for the quarter ended March 31, 2011.

Company Highlights and Subsequent Events

Effective as of February 1, 2011, the Company internalized its management by acquiring its former advisor, and became self-managed and self-advised.

Subsequent to March 31, 2011, the Company formed two joint ventures with Angelo, Gordon & Co., a privately held investment manager with approximately $23 billion of assets under management. The joint ventures were formed to own two separate office properties, the City Square Office Towers in Phoenix, Arizona and the Pacific Business News Building, in Honolulu, Hawaii.

Subsequent to the formation of the joint venture to own the Pacific Business News Building, $11.6 million of matured debt secured by the Pacific Business News Building and outstanding on the Company’s balance sheet as of March 31, 2011, was repaid at a discount after negotiations with the lender.  The Company was not obligated to pay default penalties and interest.

Subsequent to the formation of the joint venture to own the City Square Office Towers, $25.3 million of matured mezzanine debt secured by ownership interests in the City Square Office Towers and outstanding on the Company’s balance sheet as of March 31, 2011, was repaid at a discount after negotiations with the lender.  The Senior Note of $27.5 million secured by the City Square Office Towers was extended to June 15, 2011.  The joint venture is in negotiations with other lenders to refinance the senior note and expects to repay the debt in full.

Default interest and penalties totaling $0.5 million related to the matured debt and recorded by the Company in the first quarter 2011 were subsequently abated as part of the negotiated debt repayments.

Financial and Operating Results

The Company reported Funds from Operations (FFO) attributable to common stockholders for the quarter ended March 31, 2011 of $(0.8) million, or $(0.04) per diluted share.

During the quarter ended March 31, 2011, the Company incurred residual acquisition costs related to the terminated acquisition of the GRE portfolio of $0.2 million.  The Company also incurred residual expenses of $0.4 million in abandoned offering costs.  In addition, the Company recorded default interest and penalties related to the Company’s Pacific Business News Building and City Square mezzanine loans of approximately $0.1 million and $0.4 million, respectively.  As noted above, subsequent to March 31, 2011, the Company contributed both properties into joint ventures and both loans were repaid at a discount.  The Company was not obligated to pay the accrued default interest and penalties.

FFO excluding these non-recurring items for the quarter ended March 31, 2011 was $(0.2) million, or $(0.01) per diluted share.

During the quarter ended March 31, 2010, the Company did not have any non-recurring items and reported FFO attributable to common stockholders of $1.2 million, or $0.07 per diluted share.

The Company reported Adjusted Funds from Operations (AFFO) attributable to common stockholders for the quarter ended March 31, 2011 of $0.7 million, or $0.04 per diluted share, compared to $1.8 million, or $0.10 per diluted share, for the quarter ended March 31, 2010.

The Company also reported a GAAP net loss attributable to common stockholders for the quarter ended March 31, 2011 of $1.4 million, which includes the Company's portion of depreciation and amortization expense of $1.1 million. For the quarter ended March 31, 2010, the Company reported a GAAP net loss attributable to common stockholders of $1.1 million, which included the Company's portion of depreciation and amortization expense of $1.2 million. The net loss per basic and diluted share for the quarters ended March 31, 2011 and 2010 were $0.36 and $0.29 per share, respectively.

About Pacific Office Properties Trust, Inc.

Pacific Office Properties Trust, Inc. (www.pacificofficeproperties.com) is a self-administered and self-managed real estate investment trust that owns and operates primarily institutional-quality office properties principally in selected long-term growth markets in southern California and Hawaii.  The Company’s strategy is to acquire, often in partnership with institutional co-investors, value-added office buildings whose potential can be maximized through improvements, repositioning and superior leasing and management.

Certain Information About Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of complying with those safe harbor provisions. Forward-looking statements are not historical information and are based on current expectations and involve risks and uncertainties. Without limiting the generality of the foregoing, words such as “should,” “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “potential” or “continue,” or the negative or other variations thereof or comparable terminology, are intended to identify forward-looking statements. The risks and uncertainties inherent in such statements may cause actual future events or results to differ materially and adversely from those described in the forward-looking statements. Important factors that may cause a difference between projected and actual results for Pacific Office Properties Trust, Inc. are discussed in the Company’s filings from time to time with the SEC. Pacific Office Properties Trust, Inc. disclaims any obligation to revise or update any forward-looking statements that may be made from time to time by it or on its behalf.

FINANCIAL TABLES FOLLOW

Pacific Office Properties Trust, Inc.
Consolidated Balance Sheets
(unaudited and in thousands, except share and per share data)

	March 31, 2011	December 31, 2010
ASSETS
Investments in real estate, net	$350,059	$353,137
Cash and cash equivalents	7,524	9,112
Restricted cash	10,817	9,851
Rents and other receivables, net	1,774	2,302
Deferred rents	6,185	6,332
Intangible assets, net	23,679	24,801
Acquired above-market leases, net	320	358
Other assets, net	3,578	5,141
Goodwill	48,549	48,549
Investments in unconsolidated joint ventures	8,516	8,802
Total assets	$461,001	$468,385

LIABILITIES AND EQUITY
Mortgage and other loans, net	$420,642	$420,126
Unsecured notes payable to related parties	21,104	21,104
Accounts payable and other liabilities	30,780	31,816
Acquired below-market leases, net	7,457	7,918
Total liabilities	479,983	480,964

Commitments and contingencies

Equity:
Preferred Stock, $0.0001 par value per share, 100,000,000 shares authorized, one share of Proportionate
Voting Preferred Stock issued and outstanding at March 31, 2011 and December 31, 2010	-	-
Senior Common Stock, $0.0001 par value per share (liquidation preference $10 per share, $24,179 for both periods)
40,000,000 shares authorized, 2,417,867 shares issued and outstanding at March 31, 2011 and December 31, 2010	21,525	21,525
Listed Common Stock, $0.0001 par value per share, 599,999,900 shares authorized, 3,903,050 shares issued and outstanding at
March 31, 2011 and December 31, 2010	185	185
Class B Common Stock, $0.0001 par value per share, 100 shares authorized, issued and outstanding at March 31, 2011
and December 31, 2010	-	-
Additional paid-in capital	70	50
Cumulative deficit	(151,917)	(150,524)
Total stockholders' equity (deficit)	(130,137)	(128,764)
Non-controlling interests:
Preferred unitholders in the Operating Partnership	127,268	127,268
Common unitholders in the Operating Partnership	(16,113)	(11,083)
Total equity (deficit)	(18,982)	(12,579)
Total liabilities and equity	$461,001	$468,385

Pacific Office Properties Trust, Inc
Consolidated Statements of Operations
(unaudited and in thousands, except share and per share data)

	For the three months ended March 31,
	2011	2010

Revenue:
Rental	$10,260	$10,409
Tenant reimbursements	5,332	5,408
Property management and other services	712	-
Parking	2,038	2,022
Other	580	95
Total revenue	18,922	17,934

Expenses:
Rental property operating	9,509	9,619
General and administrative	2,567	607
Depreciation and amortization	4,938	5,772
Interest	7,327	6,603
Abandoned offering costs	420	-
Acquisition costs	199	-
Total expenses	24,960	22,601

Loss before equity in net earnings of unconsolidated
joint ventures and non-operating income	(6,038)	(4,667)
Equity in net earnings of unconsolidated
joint ventures	96	11
Non-operating income	524	-
Net loss	(5,418)	(4,656)

Net (income) loss attributable to non-controlling interests:
Preferred unitholders in the Operating Partnership	(568)	(568)
Common unitholders in the Operating Partnership	5,031	4,116
	4,463	3,548
Dividends on Senior Common Stock	(438)	-
Net loss attributable to common stockholders	$(1,393)	$(1,108)

Net loss per common share - basic and diluted	$(0.36)	$(0.29)

Weighted average number of common shares
outstanding - basic and diluted	3,903,150	3,850,520

Pacific Office Properties Trust, Inc.
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(unaudited and in thousands, except share and per share data)
	For the three months
	ended March 31,
	2011	2010
Reconciliation of net loss to FFO (1):
Net loss attributable to common stockholders	$(1,393)	$(1,108)
Add:
Depreciation and amortization of real estate assets	4,938	5,772
Depreciation and amortization of real estate assets - unconsolidated joint ventures	703	667
Less:
Distributions to preferred unitholders	(568)	(568)
Net loss attributable to non-controlling interests	(4,463)	(3,548)
FFO attributable to common stockholders	$(783)	$1,215

Reconciliation of FFO to FFO, excluding non-recurring items:
FFO	$(783)	$1,215
Add:
Acquisition costs	199	-
Abandoned offering costs	420	-
Default interest and late penalties accrued
on non-recourse loans in default	490	-
Deduct:
Non-operating income	(524)	-
FFO, excluding non-recurring items	$(198)	$1,215

Reconciliation of FFO to AFFO (2):
FFO attributable to common stockholders	$(783)	$1,215
Acquisition costs	199	-
Abandoned offering costs	420	-
Default interest and late penalties accrued on non-recourse loans in default	490	-
Non-operating income	(524)	-
Amortization of interest rate contracts, loan premiums and prepaid financings	375	338
Non-cash compensation expense	20	50
Interest expense deferred on unsecured notes payable	438	409
Amortization of acquired above- and below-market leases	(448)	(541)
Straight-line rent adjustments, net	699	470
Recurring capital expenditures, tenant improvements and leasing commissions	(229)	(176)
AFFO attributable to common stockholders	$657	$1,765

FFO per share - diluted	$(0.04)	$0.07
FFO, excluding non-recurring items - diluted	$(0.01)	$0.07
AFFO per share - diluted	$0.04	$0.10

Weighted average number of common shares and common
share equivalents outstanding - diluted (3)	18,004,154	18,149,687

Explanation of Notations

(1)
FFO is a widely recognized measure of REIT performance. The National Association of Real Estate Investment Trusts, or NAREIT, has provided a recommendation on how REITs should define FFO. NAREIT suggests that FFO be defined as net income (loss) attributable to stockholders (as computed in accordance with GAAP), excluding gains (or losses) from dispositions of property, extraordinary items, real estate-related depreciation and amortization (including capitalized leasing expenses, tenant allowances or improvements and excluding amortization of deferred financing costs) and after adjustments for unconsolidated partnerships and joint ventures. We calculate FFO in accordance with NAREIT guidelines. Management uses FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization, gains (or losses) from property dispositions and extraordinary items, it provides a performance measure that, when compared year over year, captures trends in occupancy, rental rates and operating costs. We also believe that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs.

However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effect and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate FFO in accordance with the NAREIT definition and, accordingly, our FFO may not be comparable to such other equity REITs’ FFO. As a result, FFO should be considered only as a supplement to net income (loss) as a measure of our performance. FFO should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions. FFO also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

(2)
AFFO is a non-GAAP financial measure we believe is a useful supplemental measure of our performance.  We compute AFFO by adding to FFO nonrecurring items, straight-line rent adjustments (straight-line ground rent expense minus straight-line rent revenue), the amortization of interest rate contracts, loan premium and prepaid financing costs, non-cash compensation expense, and interest expense deferred on unsecured notes and then subtracting from FFO the amortization of acquired above- and below-market leases and recurring capital expenditures, tenant improvements and leasing commissions.  AFFO is not intended to represent cash flow for the period, and it only provides an additional perspective on our ability to fund cash needs and make distributions to shareholders by adjusting the effect of the non-cash items included in FFO, as well as recurring capital expenditures and leasing costs.  We believe that net income or loss is the most directly comparable GAAP financial measure to AFFO.  We also believe that AFFO provides useful information to the investment community about the Company’s financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs.  However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

(3)	The weighted average number of common shares and common share equivalents outstanding – diluted includes common unit limited partnership interests in our Operating Partnership.

Our outstanding preferred unit interests in our Operating Partnership are convertible into common unit limited partnership interests in our Operating Partnership, but no earlier than the date an underwritten public equity offering of our common stock in an amount equal to or greater than $75 million is consummated, which is a contingent event as of March 31, 2011. These common unit interests will become exchangeable for shares of our Listed Common Stock one year after such conversion. Our outstanding preferred unit interests at March 31, 2011 represent 32,597,528 common share equivalents, on an as-if converted basis, and any impact related to these outstanding preferred unit interests have not been included in our calculation of diluted earnings per share or FFO per share, including our calculation of the weighted average number of common and common equivalent shares outstanding, in accordance with GAAP.

Our Senior Common Stock may be exchanged, at the option of the holder, for shares of our Listed Common Stock after the fifth anniversary of the issuance of such shares of Senior Common Stock.  The exchange ratio is to be calculated using a value for our Listed Common Stock based on the average of the trailing 30-day closing price of the Listed Common Stock on the date the shares are submitted for exchange, but in no event less than $1.00 per share, and a value of Senior Common Stock of $10.00 per share.  Based on a 30-day average Listed Common Stock share price of $2.25 for the month ended March 31, 2011, the exchange ratio as of March 31, 2011, on an as-if converted basis was 4.44. The weighted average number of Senior Common shares outstanding for the three months ended March 31, 2011 was 2,417,867, resulting in 10,723,282 of potentially dilutive common share equivalents outstanding for the three months ended March 31, 2011.

Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO per share, on a fully diluted basis, would have been $0.00 and our AFFO per share, on a fully diluted basis, would have been $0.02, for the three months ended March 31, 2011.  Assuming the full conversion of our outstanding preferred unit interests, our FFO per share and AFFO per share, on a fully diluted basis would have been $0.04 and $0.05, respectively, for the three months ended March 31, 2010.  Assuming the full conversion of our outstanding preferred unit interests and our Senior Common Stock, our FFO excluding non-recurring items would have been $0.01 for the three months ended March 31, 2011. There would be positive FFO on a fully diluted per share basis for the three months ended March 31, 2011 due to the assumption that the $0.6 million of distribution to preferred unitholders and the Senior Common Stock dividend of $0.4 million would cease upon conversion to shares of Listed Common Stock.  Assuming the full conversion of our outstanding preferred unit interests, our FFO excluding non-recurring items would have been $0.04 for the three months ended March 31, 2010.

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